UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)     May 19, 2004

BIG LOTS, INC.
(Exact name of registrant as specified in its charter)

Ohio	1-8897	06-1119097
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Phillipi Road, P.O. Box 28512, Columbus, Ohio	43228-5311
(Address of principal executive office)	(Zip Code)

(614) 278-6800
(Registrant’s telephone number, including area code)

Item 1.	Changes in Control of Registrant.	Not applicable

Item 2.	Acquisition or Disposition of Assets.	Not applicable

Item 3.	Bankruptcy or Receivership.	Not applicable

Item 4.	Changes in Registrant’s Certifying Accountant.	Not applicable

Item 5.	Other Events and Regulation FD Disclosure.

On May 19, 2004, Big Lots, Inc. (“Company”) issued a press release and conducted a conference call, both of which announced that the Company’s Board of Directors had authorized the repurchase of up to $75 million of the Company’s common shares.

Item 6.	Resignations of Registrant’s Directors.	Not applicable

Item 7.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits

Exhibit
Number	Description
99.1	Press release, dated May 19, 2004, issued by Big Lots, Inc.
99.2	Transcript of the Big Lots, Inc. first quarter conference call dated May 19, 2004.

Item 8.	Change in Fiscal Year.	Not applicable

Item 9.	Regulation FD Disclosure.	Not applicable

Item 10.	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.	Not applicable

Item 11.	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.	Not applicable

Item 12.	Results of Operations and Financial Condition.

On May 19, 2004, the Company issued a press release and conducted a conference call, both of which reported the Company’s results of operations for the quarter ended May 1, 2004. Additionally, the Company announced in both the press release and the conference call that its Board of Directors had authorized the repurchase of up to $75 million of the Company’s common shares.

Attached as exhibits to this Current Report on Form 8-K are copies of the Company’s May 19, 2004 press release (Exhibit 99.1), and the transcript of the Company’s first quarter conference call (Exhibit 99.2). The information in Exhibits 99.1 and 99.2 is being furnished, not filed, under Items 5 and 12 of this Current Report on Form 8-K. By furnishing the information in this Current Report on Form 8-K and the attached exhibits, the Company is making no admission as to the materiality of any information in this Current Report or the exhibits.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG LOTS, INC.

By: /s/ Charles W. Haubiel II

Charles W. Haubiel II
Vice President, General Counsel
Date: May 21, 2004	and Corporate Secretary